Kayne Anderson Capital Advisors, L.P.

                               IV. CODE OF ETHICS

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A.  GENERAL

This Code of Ethics is predicated on the principle that KACALP owes a fiduciary duty to its clients. Accordingly, KACALP's employees must avoid activities, interests and relationships that run contrary (or appear to run contrary) to the best interests of clients. At all times, KACALP employees must:

     o PLACE CLIENT INTERESTS AHEAD OF KACALP'S INTERESTS -- As a fiduciary, KACALP must serve in its clients' best interests. In other words, employees may not benefit at the expense of advisory clients. This concept is particularly relevant when employees are making personal investments in securities traded by advisory clients.

     o ENGAGE IN PERSONAL INVESTING THAT IS IN FULL COMPLIANCE WITH KACALP'S CODE OF ETHICS -- Employees must review and abide by KACALP's Personal Securities Transaction and Insider Trading Policies.

     o AVOID TAKING ADVANTAGE OF YOUR POSITION -- Employees should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence (or appear to influence) their decision-making or make them feel beholden to a person or firm.

Compliance with the provisions of this Code is a basic condition of employment
with KACALP.   KACALP's reputation for fair and honest dealing with its clients and the investment community in general is of paramount importance. Employees are urged to seek the advice of the CCO or GC for any questions as to the application of this Code to their individual circumstances.

All employees deemed to be Access Persons are subject to these policies. A list of employees considered Access Persons is maintained by Compliance. For purposes of this policy, any reference to "employee(s)" means those employees who are Access Persons. Note, however, that the persons subject to Section C below is broader than Access Persons, as described therein.

1.   CERTIFICATION OF COMPLIANCE.

     o INITIAL CERTIFICATION. KACALP provides all employees with a copy of the Regulatory Compliance Manual at the time of initial employment. KACALP requires all new employees to certify in writing that they have
          (i) received a copy of the Manual; (ii) read and understand all provisions of the Manual; and (iii) agreed to comply with the terms of Manual including the Code of Ethics (the "Code").

     o ACKNOWLEDGEMENT OF AMENDMENTS. KACALP provides all employees with any material amendments to the Code. KACALP requires all employees to certify in writing they have received, read, and understood the amendments to the Code.

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     o    ANNUAL CERTIFICATION. Annually, all employees certify that they have read, understood, and complied with the Code of Ethics. The certification includes a representation that the employee has made all reports required by the Code and has not engaged in any prohibited conduct.

2. RECORDKEEPING. Effective with the January 7, 2005 implementation date of rule 204A-1, KACALP maintains the following records in a readily accessible place:

     o A copy of each Code that has been in effect at any time during the past five years;

     o A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;

     o A record of all written acknowledgments of receipt of the Code and amendments for each person who is currently, or within the past five years was deemed an Access Person. These records are kept for five years after an individual ceases to be an Access person of KACALP;

     o    Holdings and transaction reports made pursuant to the Code;

     o A list of the names of persons who are currently, or within the past five years, were Access Persons;

     o A record of any decision and supporting reasons for approving acquisition of securities by Access Persons in limited offerings for at least five years after the end of the fiscal year in which approval was granted; and

     o A record of any decisions that grant an Access person a waiver from or exception to the Code.

3.   ADMINISTRATION AND ENFORCEMENT OF THE CODE

     o FORM ADV DISCLOSURE. KACALP includes a description of its Code of Ethics in Form ADV, Part II, and provides a copy of this Code to any client or prospective client upon request.

     o TRAINING AND EDUCATION. The CCO periodically conducts training regarding the Code of Ethics. Employees are required to attend training sessions and/or read all applicable materials.

     o ANNUAL REVIEW. The CCO, in conjunction with the GC, at least annually reviews the adequacy of the Code and the effectiveness of its implementation.

     o REPORTING VIOLATIONS. KACALP requires all employees to promptly report any

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          apparent or suspected violations, in addition to actual or known violations of the Code of Ethics to the CCO or the GC. Reports are treated confidentially to the extent permitted by law, and investigated promptly and appropriately. Reports may be submitted anonymously.

     o TYPES OF REPORTING. Employees should report the following types of violation: non-compliance with applicable laws, rules and regulations; fraud or illegal acts involving any aspect of the firm's business; material misstatements in regulatory filings, internal books and records, client records, or reports; activity that is harmful to clients, including fund shareholders; and deviations from required controls and procedures that safeguard clients and the firm.

     o RETALIATION. Retaliation against an individual who reports a violation is prohibited and constitutes an independent additional violation of the Code.

4. SANCTIONS. Any violation of the Code by an employee can result in sanctions as deemed appropriate by Senior Management. Sanctions can include but are not limited to a letter of reprimand, disgorging of any profits made, temporary or permanent suspension of trading for any employee or related accounts, monetary fines, suspension or termination of employment, or any other sanction deemed appropriate by Senior Management.

5. WAIVERS TO POLICY. Upon written request to Compliance, Compliance may waive any non- regulatory imposed constraint for sufficient business reasons. Waivers and supporting rationale will be maintained by the CCO.

     Please direct any questions concerning the Code of Ethics to the CCO, GC, or Senior Management.

B.   OFFICERS, TRUSTEES OR DIRECTORS OF OUTSIDE ORGANIZATIONS

     Employees may serve as directors, trustees or officers of outside organizations. These organizations can include public or private corporations, partnerships, charitable foundations, and not-for-profit institutions. Employees may also receive compensation for such activities.

     At certain times, KACALP may determine that it is in its clients' best interests for an employee(s) to serve as officers or on the board of directors of outside organizations. For example, a company held in clients' portfolios may be undergoing a reorganization that may affect the value of the company's outstanding securities and the future direction of the company. Service with organizations outside of KACALP can, however, raise serious regulatory issues and concerns, including conflicts of interests and access to material non-public information.

     As an outside board member or officer, an employee may come into possession of material non- public information about the outside company, or other public companies. It is critical that the employee does not communicate such information to other KACALP employees who do not have a need to know such information to perform their duties.

     Similarly, KACALP may have a business relationship with the outside organization or may seek a relationship in the future. In those circumstances, the employee must not be involved in the

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     decision to retain or hire KACALP

     KACALP EMPLOYEES ARE PROHIBITED FROM ENGAGING IN SUCH OUTSIDE ACTIVITIES WITHOUT THE PRIOR APPROVAL FROM THE GC OR CCO. APPROVAL WILL BE GRANTED ON A CASE-BY-CASE BASIS, SUBJECT TO PROPER RESOLUTION OF POTENTIAL CONFLICTS OF INTEREST. OUTSIDE ACTIVITIES WILL BE APPROVED ONLY IF ALL CONFLICT OF INTEREST ISSUES CAN BE SATISFACTORILY RESOLVED AND ALL NECESSARY DISCLOSURES ARE MADE ON PART II OF FORM ADV.

C.   ANTI-BRIBERY POLICY/FOREIGN CORRUPT PRACTICES ACT POLICY

     INTRODUCTION

     KACALP is committed to conducting its business ethically and in compliance with all applicable laws and regulations, including the U.S. Foreign Corrupt Practices Act (FCPA) and other laws that prohibit improper payments to obtain a business advantage.

     This document describes KACALP's policy prohibiting bribery and other improper payments in the conduct of KACALP's business operations and employee responsibilities for ensuring implementation of the policy. Questions about the policy or its applicability to particular circumstances should be directed to the CCO and GC.

     COMPLIANCE WITH U.S. FOREIGN CORRUPT PRACTICES ACT

     The prohibition on bribery and other improper payments applies to all business activities, but is particularly important when dealing with government officials. The U.S. Foreign Corrupt Practices Act and similar laws in other countries strictly prohibit improper payments to gain a business advantage and impose severe penalties for violations. The following summary is intended to provide personnel engaged in international activities a basic familiarity with applicable rules so that inadvertent violations can be avoided and potential issues recognized in time to be properly addressed.

     OVERVIEW OF THE FCPA

     The PCPA is a criminal statute that prohibits improper payments to government officials to influence performance of their official duties. It makes it unlawful for any U.S. company and its employees or agents to offer, promise, pay or authorize the payment of "anything of value" to any "foreign official" - a term that is very broadly defined - to help the company obtain or keep business or secure some other "improper business advantage." This prohibition applies whether the offer or payment is made directly or through another person.

     In addition to prohibiting improper payments to foreign officials, the FCPA requires U.S. companies and their controlled affiliates to keep accurate books and records of the transactions in which they engage and to maintain a system of internal controls that, among other things, can prevent "slush funds" and "off-the-books" accounts that might be used to facilitate or conceal questionable foreign payments. PCPA accounting requirements apply to all business activities, not just those involving foreign officials.

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     The penalties for violating the FCPA are severe. For a company, potential sanctions range from multi-million dollar fines and "disgorgement" of any business profits from an improper payment to loss of export privileges or eligibility to compete for U.S. government contracts. These sanctions are in addition to potential reputational damage and investigation and defense costs, which may arise even without a formal government prosecution. The penalties for individuals can be even more severe, including substantial fines and imprisonment.

     POLICY OVERVIEW

     KACALP strictly prohibits bribery or other improper payments in any of its business operations. This prohibition applies to all business activities, anywhere in the world, whether they involve government officials or are wholly commercial. A bribe or other improper payment to secure a business advantage is never acceptable and can expose employees and KACALP to possible criminal prosecution, reputational harm or other serious consequences.

     This Policy is not limited to Access Persons, but rather applies to everyone employed by or otherwise acting on behalf of KACALP, including all officers, employees and agents or other intermediaries acting on KACALPS's behalf. Each officer and employee of KACALP has a responsibility and obligation to conduct KACALP's business activities ethically and in compliance with the law. Failure to do so may result in disciplinary action, up to and including termination of employment.

     Improper payments prohibited by this policy include the following:

     o    Bribes and kickbacks

     o    Gifts or entertainment or other business promotional activities

     o    Covering or reimbursing an official's expenses

     o Offers of employment or other benefits to a family member or friend of a foreign official

     o    Political party and candidate contributions

     o    Charitable contributions and sponsorships

     o Any other payment made or offered to obtain an undue business advantage.

     These payments should not be confused with reasonable and limited expenditures for gifts, business entertainment and other legitimate activities directly related to the conduct of KACALP's business. The CCO has overall responsibility for the program, supported by Senior Management. GC is responsible for giving advice on the interpretation and application of this Policy, supporting training and education, and responding to reported concerns.

     Other less obvious items provided to a foreign official can also violate the PCPA. Examples include in-kind contributions, investment opportunities, stock options or positions in joint ventures, and favorable or steered subcontracts. The prohibition applies whether an item would benefit the official directly or another person, such as a family member, friend or business associate.

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D.   GIFTS AND ENTERTAINMENT

     A conflict of interest occurs when the personal interests of employees interfere or could potentially interfere with their responsibilities to the firm and its clients. Employees should not accept inappropriate gifts, favors, entertainment, special accommodations, or other things of material value that could influence (or appear to influence) their decision-making or make them feel beholden to a person or firm. Employees should not offer gifts, favors, entertainment, or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to the firm or the employee.

          o GIFTS. No employee may receive any gift, service, or other things of more than a $150.00 value per year from any person or entity that does business with or on behalf of KACALP, without the pre-approval of Compliance. No employee may give or offer any gift of more than $150.00 value per year to any existing clients, prospective clients, or any entity that does business with or on behalf of the adviser without pre-approval by Compliance. Compliance will maintain a gift log of all gifts over $150.00 given or received from or by any KACALP employees. The gift log will include: employee name, type of gift, dollar amount of gift, and sender of the gift.

          o CASH. No employee may give or accept cash gifts or cash equivalents to or from a client, prospective client, or any entity that does business with or on behalf of KACALP without approval from Compliance.

          o ENTERTAINMENT. No employee may provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person or entity that does or seeks to do business with or on behalf of KACALP.

E.   POLITICAL AND CHARITABLE CONTRIBUTIONS

     Supervised Persons are prohibited from making political contributions for the purpose of obtaining or retaining advisory contracts with government entities. KACALP prohibits its supervised persons from considering KACALP's current or anticipated business relationships as a factor in soliciting political or charitable donations. A. POLITICAL CONTRIBUTIONS BY EMPLOYEES. The SEC has an adopted a new pay to play anti- fraud rule for Advisers. The new rule prohibits advisers from seeking to influence the award of advisory contracts by a "government entity" (e. g. , public pension plans) through political contributions to or for those officials who are in a position to influence the awards.

     There are three major aspects to this rule:

          o A two-year time out. The two-year "time-out" will prohibit an adviser from receiving compensation from a government entity for two years after the adviser or its covered associate makes a political contribution to a covered official of the government entity that is in a position to influence the award of the advisory business.

          o The adviser is prohibited from paying third-party solicitor, placement agents, and

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               other consultants to solicit government entities for advisory business.

          o The adviser and its covered associates are prohibited from coordinating (or soliciting any person or PAC to make) any: (1) contribution to an official of a government entity to which the adviser is providing or seeking to provide advisory services, or
               (2) payment to a political party of a state or locality where the adviser is providing or seeking to provide advisory services to a government entity.

B. GENERAL PROHIBITION. All employees (and their immediate family members) are prohibited from making any contributions or gifts to, or soliciting or coordinate any contributions or gifts for, any of the following:

          o Any incumbent US state or local officeholder (including one who is a candidate for federal office)

          o    Any candidate or elections winner for US state or local office

          o Any staff member or employee of a US public pension fund, or any elected or appointed trustee, fiduciary, or other official whose official duties involve responsibility for such a fund

C. PERMISSIBLE CONTRIBUTIONS. Political contributions to US federal officeholders and candidates that fall outside of the following exemptions will require pre-clearance from Compliance:

          o If you are entitled to vote for the government official, you may contribute $350 or less to the official, per election (No pre-clearance required)

          o If you are not entitled to vote for the government official, you may contribute $150 or less to the official (No pre-clearance required)

          o Any political contributions outside of the above perimeters require pre-clearance.

          o    As a side note, political contributions to national parties (e.
               g. , Democratic National Party, Republication National Party) are not subject to this rule

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